Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:

Artivion	Gilmartin Group LLC
D. Ashley Lee	Brian Johnston / Lynn Lewis
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355
Artivion Reports Second Quarter 2023 Financial Results

Second Quarter and Recent Business Highlights:

•Achieved revenue of $89.3 million in the second quarter of 2023 versus $80.3 million in the second quarter of 2022, an increase of 11% on both a GAAP and non-GAAP constant currency basis
•Net loss was ($3.4) million or ($0.08) per share; non-GAAP net income was $2.3 million or $0.06 per share
•Achieved EBITDA of $9.2 million in the second quarter of 2023; non-GAAP adjusted EBITDA increased 35% to $13.8 million in the second quarter of 2023 compared to the second quarter of 2022
•Aortic stent graft revenues increased 19% on both a GAAP and non-GAAP constant currency basis in the second quarter of 2023 compared to the second quarter of 2022
•On-X revenues increased 10% on a GAAP basis and 11% on a non-GAAP constant currency basis in the second quarter of 2023 compared to the second quarter of 2022
•Received PerClot PMA approval and commenced shipping product to Baxter
•Patient enrollment in the PERSEVERE clinical trial accelerated with enrollment completion expected in the third quarter of 2023

ATLANTA, GA – (August 3, 2023) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the second quarter ended June 30, 2023.

“Our second quarter results reflect the strength of our business commercially, operationally, and financially. We delivered double-digit constant currency revenue growth year-over-year for the second consecutive quarter and remain on track to achieve or exceed the revenue and EBITDA growth targets for this year. Our exceptional second quarter performance was driven by year-over-year aortic stent graft revenue growth of 19%, On-X revenue growth of 10%, tissue processing growth of 9%, and BioGlue growth of 4%. On a constant currency basis, year-over-year aortic stent graft, On-X, tissue processing, and BioGlue revenue growth were 19%, 11%, 9%, and 4%, respectively. We also saw Asia Pacific and Latin American revenue grow 23% and 21%, respectively, and 23% and 24% on a constant currency basis, compared to last year,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “In addition to our strong commercial results, we also obtained FDA approval for PerClot and, accordingly, received the net $14.3 million FDA approval milestone payment from Baxter. Immediately thereafter, we also began shipping PerClot to Baxter, pursuant to the terms of our agreement. Further, we had strong revenue growth in our aortic stent graft product line, driven by accelerating productivity levels at our German manufacturing facility. We improved patient enrollment for our PERSEVERE trial evaluating AMDS, a simple, elegant stent graft solution to treat aortic arch disease, and we still anticipate completing enrollment in that trial in the third quarter of this year.

Mr. Mackin concluded, “Given our solid execution in the first half of 2023 and strong business momentum, we are now on a path to meet or exceed our current year guidance, as well as to achieve our 2024 commitments to deliver double-digit compounded annual constant currency revenue growth and adjusted EBITDA in excess of $75.0 million.”

Second Quarter 2023 Financial Results
Total revenues for the second quarter of 2023 were $89.3 million, an increase of 11% on both a GAAP and non-GAAP constant currency basis, both compared to the second quarter of 2022.

Net loss for the second quarter of 2023 was ($3.4) million, or ($0.08) per fully diluted common share, compared to net loss of ($4.3) million, or ($0.11) per fully diluted common share for the second quarter of 2022. Net loss for the second quarter of 2023 includes pretax charges of $10.9 million related to contingent consideration for the acquisition of AMDS and $5.0 million related to the final payment to Endospan under our September 2019 Loan Agreement with Endospan, partially offset by a net pretax gain of $14.3 million related to the PerClot PMA approval milestone net payment. Non-GAAP net income for the second quarter of 2023 was $2.3 million, or $0.06 per fully diluted common share, compared to non-GAAP net loss of ($1.3) million, or ($0.03) per fully diluted common share for the second quarter of 2022.

2023 Financial Outlook
Artivion is raising its revenue guidance range and now expects to achieve constant currency revenue growth of between 10% and 12%, compared to the previous range of 9% and 12%, for the full year 2023 compared to 2022. The Company expects revenues to be in a range of $342.0 million and $350.0 million, compared to the previous range of $337.0 million and $348.0 million.

Additionally, Artivion continues to expect adjusted EBITDA, as reported, to increase greater than 25% in 2023 compared to 2022, resulting in adjusted EBITDA in excess of $52.0 million for 2023.

The Company's financial performance for 2023 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP EBITDA, and non-GAAP general, administrative, and marketing expenses. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP EBITDA; and non-GAAP general, administrative, and marketing results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; gain from sale of non-financial assets, and abandonment of CardioGenesis cardiac laser therapy business. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.”

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast later today, August 3, 2023, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13739398.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

Forward Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we remain on track to achieve or exceed the revenue and EBITDA growth targets for this year; and we are now on a path to meet or exceed our current year guidance, as well as to achieve our 2024 commitments to deliver double-digit compounded annual constant currency revenue growth and adjusted EBITDA in excess of $75.0 million. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved at all or at the levels we had originally anticipated; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timeline; our products may not be able to consistently retain their existing regulatory approvals or special regulatory approvals in order to be commercialized; products in our pipeline may not receive regulatory approval at all or receive regulatory approval on our anticipated timelines; or our products that obtain regulatory approval may not be adopted by the market as much as we anticipate or at all. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2022 and our Form 10-Q for the quarter ended June 31, 2023. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Products	$66,003	$58,936	$128,294	$116,478
Preservation services	23,248	21,404	44,186	41,075
Total revenues	89,251	80,340	172,480	157,553

Cost of products and preservation services:
Products	20,977	18,230	40,510	35,638
Preservation services	10,190	9,938	20,159	19,024
Total cost of products and preservation services	31,167	28,168	60,669	54,662

Gross margin	58,084	52,172	111,811	102,891

Operating expenses:
General, administrative, and marketing	57,241	38,983	107,606	77,938
Research and development	7,418	8,648	14,641	18,776
Total operating expenses	64,659	47,631	122,247	96,714
Gain from sale of non-financial assets	(14,250)	—	(14,250)	—
Operating income	7,675	4,541	3,814	6,177

Interest expense	6,356	4,101	12,452	8,049
Interest income	(265)	(30)	(340)	(46)
Other expense, net	4,241	3,770	3,278	3,903

Loss before income taxes	(2,657)	(3,300)	(11,576)	(5,729)
Income tax expense	725	959	5,338	1,919

Net loss	$(3,382)	$(4,259)	$(16,914)	$(7,648)

Loss per share:
Basic	$(0.08)	$(0.11)	$(0.41)	$(0.19)
Diluted	$(0.08)	$(0.11)	$(0.41)	$(0.19)

Weighted-average common shares outstanding:
Basic	40,755	40,031	40,595	39,941
Diluted	40,755	40,031	40,595	39,941

Net loss	$(3,382)	$(4,259)	$(16,914)	$(7,648)
Other comprehensive loss:
Foreign currency translation adjustments	1,826	(14,796)	5,442	(18,571)
Comprehensive loss	$(1,556)	$(19,055)	$(11,472)	$(26,219)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$48,775	$39,351
Trade receivables, net	64,806	61,820
Other receivables	4,450	7,764
Inventories, net	78,458	74,478
Deferred preservation costs, net	48,302	46,371
Prepaid expenses and other	19,107	17,550
Total current assets	263,898	247,334

Goodwill	245,561	243,631
Acquired technology, net	147,029	151,263
Operating lease right-of-use assets, net	40,825	41,859
Property and equipment, net	38,389	38,674
Other intangibles, net	29,966	31,384
Deferred income taxes	3,951	1,314
Other assets	8,242	7,339
Total assets	$777,861	$762,798

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,455	$12,004
Accrued expenses	10,365	12,374
Accrued compensation	12,792	13,810
Taxes payable	10,641	2,635
Current maturities of operating leases	4,037	3,308
Accrued procurement fees	1,744	2,111
Current portion of long-term debt	1,561	1,608
Other liabilities	4,635	1,825
Total current liabilities	56,230	49,675

Long-term debt	306,109	306,499
Contingent consideration	56,100	40,400
Non-current maturities of operating leases	39,989	41,257
Deferred income taxes	19,469	24,499
Deferred compensation liability	6,541	5,468
Non-current finance lease obligation	3,446	3,644
Other liabilities	7,469	7,027
Total liabilities	$495,353	$478,469

Commitments and contingencies

Shareholders' equity:
Preferred stock	—	—
Common stock (75,000 shares authorized, 42,443 and 41,830 shares issued and outstanding in 2023 and 2022, respectively)	424	418
Additional paid-in capital	347,030	337,385
Retained deficit	(34,131)	(17,217)
Accumulated other comprehensive loss	(16,167)	(21,609)
Treasury stock, at cost, 1,487 shares as of June 30, 2023 and December 31, 2022	(14,648)	(14,648)
Total shareholders' equity	282,508	284,329

Total liabilities and shareholders' equity	$777,861	$762,798

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Net cash flows from operating activities:
Net loss	$(16,914)	$(7,648)

Adjustments to reconcile net loss to net cash from operating activities:
Change in fair value of contingent consideration	15,700	(5,000)
Depreciation and amortization	11,501	11,497
Non-cash compensation	7,279	6,100
Fair value adjustment of long-term loan	5,000	—
Non-cash lease expense	3,631	3,803
Write-down of inventories and deferred preservation costs	2,021	2,177
Deferred income taxes	(8,073)	(1,611)
Gain from sale of non-financial assets	(14,250)	—
Other	1,836	940
Changes in operating assets and liabilities:
Accounts payable, accrued expenses, and other liabilities	1,607	(5,677)
Receivables	655	(9,635)
Prepaid expenses and other assets	(2,317)	(205)
Inventories and deferred preservation costs	(6,921)	(3,653)
Net cash flows provided by (used in) operating activities	755	(8,912)

Net cash flows from investing activities:
Proceeds from sale of non-financial assets, net	14,250	—
Capital expenditures	(4,029)	(4,055)
Payments for Endospan Agreement	(5,000)	—
Other	(986)	(939)
Net cash flows provided by (used in) investing activities	4,235	(4,994)

Net cash flows from financing activities:
Proceeds from financing insurance premiums	3,558	—
Proceeds from exercise of stock options and issuance of common stock	2,581	2,318
Principal payments on short-term notes payable	(529)	—
Redemption and repurchase of stock to cover tax withholdings	(563)	(1,739)
Repayment of term loan	(1,381)	(1,370)
Other	(262)	(241)
Net cash flows provided by (used in) financing activities	3,404	(1,032)

Effect of exchange rate changes on cash and cash equivalents	1,030	310
Increase (decrease) in cash and cash equivalents	9,424	(14,628)

Cash and cash equivalents beginning of period	39,351	55,010
Cash and cash equivalents end of period	$48,775	$40,382

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Products:
Aortic stent grafts	$28,359	$23,833	$54,509	$49,339
On-X	17,946	16,255	35,602	30,626
Surgical sealants	16,566	15,967	33,269	31,648
Other	3,132	2,881	4,914	4,865
Total products	66,003	58,936	128,294	116,478

Preservation services	23,248	21,404	44,186	41,075
Total revenues	$89,251	$80,340	$172,480	$157,553

Revenues:
US	$44,425	$40,953	$85,758	$78,688
International	44,826	39,387	$86,722	78,865
Total revenues	$89,251	$80,340	$172,480	$157,553

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues and General, Administrative, and Marketing Expense
In Thousands
(Unaudited)

	Revenues for the Three Months Ended June 30,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange rate effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$28,359	$23,833	29	$23,862	19%
On-X	17,946	16,255	(72)	16,183	11%
Surgical sealants	16,566	15,967	(69)	15,898	4%
Other	3,132	2,881	(4)	2,877	9%
Total products	66,003	58,936	(116)	58,820	12%

Preservation services	23,248	21,404	(34)	21,370	9%
Total	$89,251	$80,340	$(150)	$80,190	11%

	Revenues for the Six Months Ended June 30,				Percent Change From Prior Year
	2023	2022
	US GAAP	US GAAP	Exchange rate effect	Constant Currency	Constant Currency
Products:
Aortic stent grafts	$54,509	$49,339	(1,209)	$48,130	13%
On-X	35,602	30,626	(219)	30,407	17%
Surgical sealants	33,269	31,648	(354)	31,294	6%
Other	4,914	4,865	(19)	4,846	1%
Total products	128,294	116,478	(1,801)	114,677	12%

Preservation services	44,186	41,075	(69)	41,006	8%
Total	$172,480	$157,553	$(1,870)	$155,683	11%

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of G&A expense, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$57,241	$38,983	$107,606	$77,938
Business development, integration, and severance expense (income)	11,101	(3,101)	16,098	(4,680)
Corporate rebranding expense	69	289	218	1,172
Abandonment of CardioGenesis cardiac laser therapy business	160	—	160	—
Adjusted G&A, non-GAAP	$45,911	$41,795	$91,130	$81,446

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Adjusted EBITDA
In Thousands
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss, GAAP to adjusted EBITDA, non-GAAP:
Net loss, GAAP	$(3,382)	$(4,259)	$(16,914)	$(7,648)
Adjustments:
Business development, integration, and severance expense (income)	15,270	(3,101)	20,722	(4,680)
Interest expense	6,356	4,101	12,452	8,049
Depreciation and amortization expense	5,767	5,616	11,501	11,497
Stock-based compensation expense	3,938	2,934	7,279	6,100
Income tax expense	725	959	5,338	1,919
Abandonment of CardioGenesis cardiac laser therapy business	390	—	390	—
Corporate rebranding expense	69	289	218	1,172
Interest income	(265)	(30)	(340)	(46)
(Gain) loss on foreign currency revaluation	(797)	3,754	(1,770)	3,887
Gain from sale of non-financial assets	(14,250)	—	(14,250)	—
Adjusted EBITDA, non-GAAP	$13,821	$10,263	$24,626	$20,250

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP:
Loss before income taxes	$(2,657)	$(3,300)	$(11,576)	$(5,729)
Income tax expense	725	959	5,338	1,919
Net loss	$(3,382)	$(4,259)	$(16,914)	$(7,648)

Diluted loss per common share	$(0.08)	$(0.11)	$(0.41)	$(0.19)

Diluted weighted-average common shares outstanding	40,755	40,031	40,595	39,941

Reconciliation of loss before income taxes, GAAP to adjusted income (loss), non-GAAP:
Loss before income taxes, GAAP:	$(2,657)	$(3,300)	$(11,576)	$(5,729)
Adjustments:
Business development, integration, and severance expense (income)	15,270	(3,101)	20,722	(4,680)
Amortization expense	3,806	3,905	7,687	7,989
Non-cash interest expense	464	457	926	913
Abandonment of CardioGenesis cardiac laser therapy business	390	—	390	—
Corporate rebranding expense	69	289	218	1,172
Gain from sale of non-financial assets	(14,250)	—	(14,250)	—
Adjusted income (loss) before income taxes, non-GAAP	3,092	(1,750)	4,117	(335)

Income tax expense (benefit) calculated at a tax rate of 25%	773	(438)	1,029	(84)
Adjusted net income (loss), non-GAAP	$2,319	$(1,312)	$3,088	$(251)

Reconciliation of diluted loss per common share, GAAP to adjusted diluted income (loss) per common share, non-GAAP:
Diluted loss per common share, GAAP:	$(0.08)	$(0.11)	$(0.41)	$(0.19)
Adjustments:
Business development, integration, and severance expense (income)	0.37	(0.08)	0.50	(0.12)
Effect of 25% tax rate	0.03	0.05	0.20	0.08
Amortization expense	0.09	0.10	0.19	0.20
Non-cash interest expense	0.01	0.01	0.02	0.02
Abandonment of CardioGenesis cardiac laser therapy business	0.01	—	0.01	—
Corporate rebranding expense	—	0.01	0.01	0.03
Tax effect of non-GAAP adjustments	(0.03)	(0.01)	(0.10)	(0.03)
Gain from sale of non-financial assets	(0.34)	—	(0.34)	—
Adjusted diluted income (loss) per common share, non-GAAP	$0.06	$(0.03)	$0.08	$(0.01)

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,755	40,031	40,595	39,941
Adjustments:
Effect of dilutive stock options and awards	419	—	444	—
Diluted weighted-average common shares outstanding, non-GAAP	41,174	40,031	41,039	39,941